Exhibit 99.1

Contact:	David Benck
Vice President General Counsel
(205) 942-4292

HIBBETT SPORTS, INC. RECEIVES NASDAQ NOTIFICATION
OF NON-COMPLIANCE RELATED TO PREVIOUSLY ANNOUNCED
DELAYED FILING OF QUARTERLY REPORT ON FORM 10-Q

BIRMINGHAM, Ala. (June 19, 2019) – Hibbett Sports, Inc. (NASDAQ/GS: HIBB) (the “Company”), a leading athletic-inspired fashion retailer, announced today that, as expected, it received a standard notification letter dated June 19, 2019, from Nasdaq stating that, as a result of not having timely filed its quarterly report on Form 10-Q for the period ended May 4, 2019, the Company no longer complies with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic financial reports with the Securities and Exchange Commission.

This notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Select Market.  Although Nasdaq’s listing rules provide the Company with 60 calendar days from the date of the notice to submit a plan to regain compliance, the Company expects to file its Form 10-Q within the 60-calendar day period.

In February 2016, the Financial Accounting Standards Board established ASU No. 2016-02 Leases (Topic 842), which was subsequently amended, and which requires lessees to recognize leases on the balance sheet and disclose key information about leasing arrangements. The Company adopted the new standard on February 3, 2019, and the Form 10-Q is the first quarterly filing being made by the Company since adoption of Topic 842. Adoption of the new lease standard will establish the initial opening balance sheet entries relative to the right-of-use assets and corresponding liabilities, and the Company is still finalizing the entries relative to a limited subset of the store lease portfolio.  The delay in preparing and filing the Form 10-Q is exclusively due to the implementation of this new standard.

Hibbett, headquartered in Birmingham, Alabama, is a leading athletic-inspired fashion retailer with more than 1,100 stores under the Hibbett Sports and City Gear banners, primarily located in small and mid-sized communities.  Founded in 1945, Hibbett has a rich history of convenient locations, personalized customer service and access to coveted footwear, apparel and equipment from top brands like Nike, Jordan, Adidas, and Under Armour.  Consumers can browse styles, find new releases, shop looks and make purchases online or in their nearest store by visiting www.hibbett.com or www.citygear.com.  Follow us @hibbettsports and @citygear.

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CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS:  Certain matters discussed in this press release are “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements address future events, developments or results and typically use words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “forecast,” “guidance,” “outlook,” “estimate,” “continue,” “will,” “may,” “could,” “possible,” “potential” or other similar words, phrases or expressions. For example, our forward-looking statements include statements regarding our beliefs and expectations relating to the filing of the Form 10-Q and compliance with Nasdaq’s listing rules.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including the time needed for the Company to continue to assess the implementation of Topic 842 and to finalize and file its Form 10-Q.  For a discussion of other factors which could affect our business, you should carefully review our Annual Report and other reports filed from time to time with the Securities and Exchange Commission, including the “Risk Factors,” “Business” and “MD&A” sections in our Annual Report on Form 10-K filed on April 18, 2019.  In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could be materially and adversely different from those we discuss or imply.  We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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